EXHIBIT 4.2










                          REGISTRATION RIGHTS AGREEMENT



                                   DATED AS OF



                                FEBRUARY 14, 2003


                                 BY AND BETWEEN



                             SMARTSERV ONLINE, INC.


                                       AND


                       GLOBAL CAPITAL FUNDING GROUP, L.P.




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                                TABLE OF CONTENTS


1       INTRODUCTION                                                          2
        1.1     SECURITIES PURCHASE AGREEMENT                                 2
        1.2     DEFINITION OF SECURITIES                                      2

2       REGISTRATION UNDER SECURITIES ACT, ETC.                               2
        2.1     MANDATORY REGISTRATION                                        2
                (A)     REGISTRATION OF REGISTRABLE SECURITIES                2
                (B)     REGISTRATION STATEMENT FORM                           3
                (C)     EXPENSES                                              3
                (D)     EFFECTIVE REGISTRATION STATEMENT                      3
                (E)     PLAN OF DISTRIBUTION                                  3
        2.2     INTENTIONALLY OMITTED                                         3
        2.3     REGISTRATION PROCEDURES                                       3
        2.4     PREPARATION; REASONABLE INVESTIGATION                         6
        2.5     REGISTRATION DEFAULT FEE                                      6
        2.6     INDEMNIFICATION                                               7
                (A)     INDEMNIFICATION BY THE COMPANY                        7
                (B)     INDEMNIFICATION BY THE SELLERS                        7
                (C)     NOTICES OF CLAIMS, ETC.                               8
                (D)     OTHER INDEMNIFICATION                                 8
                (E)     INDEMNIFICATION PAYMENTS                              8
                (F)     CONTRIBUTION                                          9

3       DEFINITIONS                                                           10
4       RULE 144                                                              11
5       AMENDMENTS AND WAIVERS                                                12
6       NOMINEES FOR BENEFICIAL OWNERS                                        12
7       NOTICES                                                               12
8       ASSIGNMENT                                                            12
9       DESCRIPTIVE HEADINGS                                                  13
10      GOVERNING LAW                                                         13
11      COUNTERPARTS                                                          13
12      ENTIRE AGREEMENT                                                      13
13      SEVERABILITY                                                          13



                                        i
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                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 14, 2003, between SmartServ Online, Inc., a Delaware corporation (the "Company") and Global Capital Funding Group, L.P. (the "Fund"), a Delaware limited partnership.

1.   INTRODUCTION.


1.1 SECURITIES PURCHASE AGREEMENT . The Company and the Fund have today executed that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), pursuant to which the Company has agreed, among other things, to issue a One Million Dollars ($1,000,000.00) (U.S.) principal amount of 10% Convertible Note of the Company (the "Note") to the Fund or its successors, assigns or transferees (collectively, the "Holders"). The Note is convertible into a number of shares (the "Note Conversion Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock") pursuant to the terms of the Note. In addition, pursuant to the terms of the Securities Purchase Agreement and the transactions contemplated thereby, the Company has agreed to issue to the Fund, Common Stock Purchase Warrants exercisable for 200,000 shares of the Company's Common Stock, (the "Warrant Shares"). The number of Note Conversion Shares and Warrant Shares is subject to adjustment upon the occurrence of stock splits, recapitalizations and similar events occurring after the date hereof.

1.2 DEFINITION OF SECURITIES . The Note Conversion Shares and the Warrant Shares are herein referred to as the "Securities."

2.   REGISTRATION UNDER SECURITIES ACT, ETC.

2.1  MANDATORY REGISTRATION .

(a) REGISTRATION OF REGISTRABLE SECURITIES . The Company shall prepare and file within sixty (60) days following the date hereof (the "Filing Date") a registration statement (the "Registration Statement") covering the resale of the Registrable Securities; provided, however, in the event the Company files another Registration Statement following the Closing Date and before the Filing Date, the Registrable Securities shall be included on such Registration
Statement. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission on the earlier of (i) 120 days following the date hereof with respect to the Registration Statement, (ii) ten (10) days following the receipt of a "No Review" or similar letter from the Commission or (iii) the first day following the day the Commission determines the Registration Statement eligible to be declared effective (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders thereof upon conversion of the Note, or


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exercise of the Common Stock Purchase Warrants described in Section 1 above, the
Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

(b) REGISTRATION STATEMENT FORM . Registrations under this Section 2.1 shall be on Form S-3 or such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Fund; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

(c) EXPENSES . The Company will pay all Registration Expenses in connection with any registration required by this Section 2.1.

(d) EFFECTIVE REGISTRATION STATEMENT . A registration requested pursuant to this
Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than an aggregate of twenty (20) days.

(e) PLAN OF DISTRIBUTION . The Company hereby agrees that the Registration Statement shall include a "Plan Of Distribution" section reasonably acceptable to the Fund.

2.2  INTENTIONALLY OMITTED .

2.3 REGISTRATION PROCEDURES . If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Company shall, as expeditiously as possible:

          (i) prepare and file with the Commission the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be


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declared effective by the Commission,  as soon as practicable,  but in any event no later than the Required Effectiveness Date; provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of five (5) years after the date of this Agreement(subject to the right of the Company to suspend the effectiveness thereof for not more than 20 consecutive days or an aggregate of 60 days in such five (5) year period) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the "Registration Maintenance Period");

          (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

          (iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) Intentionally omitted.

          (vii) notify the Sellers' Representative and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:


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               (A)  when  the  Registration  Statement,  the  prospectus  or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

               (B)  of  any  request  by  the   Commission   for  amendments  or
supplements to the Registration Statement or the prospectus or for additional information;

               (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

               (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment; and

          (x) enter into such agreements and take such other actions as the Sellers' Representative shall reasonably request in writing (at the expense of the requesting or benefitting sellers) in order to expedite or facilitate the disposition of such Registrable Securities.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.


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          The  Company  will not file any  registration  statement  pursuant  to
Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Sellers' Representative shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

          The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Securities Purchase Agreement.

          Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this Section 2.3, such Seller will forthwith discontinue such Seller's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(viii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Seller's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

2.4 PREPARATION; REASONABLE INVESTIGATION . In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.5  REGISTRATION  DEFAULT FEE . If the Registration  Statement  contemplated in
Section 2.1 is (x) not filed with the Commission by the Filing Date, (y) not declared effective by the Required Effectiveness Date or (z) such effectiveness is not maintained for the Registration Maintenance Period, then the Company shall pay to the Fund the fees specified in Section 10.4 of the Securities Purchase Agreement.


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2.6  INDEMNIFICATION .

(a) INDEMNIFICATION BY THE COMPANY . In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to the Holder, or any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

(b) INDEMNIFICATION BY THE SELLERS . The Company shall receive an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the


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Company and each other  Person,  if any,  who  controls  the Company  within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

(c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d) OTHER INDEMNIFICATION . Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (but only if and to the extent required pursuant to the terms of Section 2.6(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e) INDEMNIFICATION PAYMENTS . The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


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(f)  CONTRIBUTION  . If  the  indemnification  provided  for  in  the  preceding subdivision of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense,
loss,   damage  or  liability,   as  well  as  any  other   relevant   equitable
considerations. The relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling Holders participating in such
offering  or  the  underwriting   discounts  and  commissions  received  by  the
underwriter, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision
(f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.6 had been available under the circumstances.

     The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this
Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.


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     Notwithstanding  the  provisions  of this  subdivision  (f),  no  Holder of
Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or
alleged   untrue   statement  or  omission.   No  Person  guilty  of  fraudulent
misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Agreement": As defined in Section 1.

          "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Common Stock": As defined in Section 1.

          "Company": As defined in the introductory paragraph of this Agreement.

          "Conversion Shares": As defined in Section 1.

          "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Note": As defined in Section 1, such term to include any securities issued in substitution of or in addition to such Note.

          "Person":  A  corporation,  association,  partnership,   organization,
business, individual, governmental or political subdivision thereof or a governmental agency.

          "Registrable Securities": The Securities and any securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act.

          "Registration Expenses": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange or other NASD or stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Registration Maintenance Period": As defined in Section 2.3.

          "Required Effectiveness Date": As defined in Section 2.1.

          "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Securities Purchase Agreement": As defined in Section 1.

          "Sellers' Representative": Global Capital Advisors Ltd. or such Person designated by Global Capital Advisors Ltd. as of the time of disposition of the last of the Note held by the Fund (or subsequent Sellers' Representative).

          "Warrant Shares": As defined in Section 1.

4. RULE 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Securities, make publicly available other information) and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this
Section 4.

5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of the 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

7. NOTICES. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Securities Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other Holder of Registrable Securities, at the address that such Holder shall have furnished to the Company in writing, or, until any such other Holder so furnishes to the Company an address, then to and at the address of the last Holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each Holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Sellers' Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Sellers' Representative and be binding on all persons for all purposes.

9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

11. COUNTERPARTS. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

13. SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.


                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    SmartServ Online, Inc.

                                    By:    /s/ Thomas W. Haller
                                           -------------------------------------
                                    Name:     Thomas W. Haller
                                    Title:    Senior Vice President and Chief
                                              Financial Officer

                                    Address:  Metro Center
                                              One Station Place
                                              Stamford, CT 06902
                                              Fax:     203-353-5962
                                              Tel.:    203-353-5950

                                    GLOBAL CAPITAL FUNDING GROUP, L.P.
                                    By its General Partner, Global Capital
                                    Management Services, Inc.

                                    By:      /s/ Lewis N. Lester
                                             -----------------------------------
                                    Name:    Lewis N. Lester
                                    Title:   President

                                             Address:
                                             106 Colony Park Drive
                                             Suite 900
                                             Cumming, Georgia 30040
                                             Fax:     678-947-6499
                                             Tel.:    678-947-0028